Exhibit 23.6  Consent Letter


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
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     PCAOB REGISTERED


      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the registrations statement on Form SB2/A of
Political Calls, Inc, of our report dated April 26, 2007, on our audit of the restated financial statements of Political Calls, Inc as of December 31, 2006, and the related restated statements of operations, stockholders' equity and cash flows from inception April 24, 2006 through December 31, 2006 and for the period then ended; and, of our report dated May 4, 2007 on our review of the financial statements of the financials statements for the period ending March 31, 2007 and the related statements of operations, stockholders' equity and cash flows for the period then ended, and the reference to us under the caption "Experts."


/s/  Moore & Associates Chartered
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     Moore & Associates Chartered
     Las Vegas, Nevada
     May 21, 2007